Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Dinesh V. Patel, Chief Executive Officer of Protagonist Therapeutics, Inc. (the “Company”), and Asif Ali, Chief Financial Officer of the Company, each hereby certify that, to the best of his knowledge:

1.    The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2025 (the “Periodic Report”), to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.    The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 6, 2025	/s/ Dinesh V. Patel
Dinesh V. Patel, Ph.D.
President, Chief Executive Officer

Date: November 6, 2025	/s/ Asif Ali
Asif Ali
Executive Vice President, Chief Financial Officer

This certification accompanies the Form 10-Q to which it relates, and is not deemed to be filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Protagonist Therapeutics, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.